Revett Minerals Inc. Announces Resignation of Chief Financial Officer

Spokane Valley, Washington (December 15, 2008) - Revett Minerals Inc. (TSX-RVM) (“Revett” or the “Company”) announced today that it accepted the resignation of Scott M. Brunsdon as Chief Financial Officer and Secretary effective December 15, 2008. Mr. Ken Eickerman, who is currently the Controller of Revett Minerals Inc., will replace Mr. Brunsdon on an interim basis.

John Shanahan
President & CEO

For more information, please contact:

John Shanahan or Doug Ward, VP Corporate Development at (509) 921-2294

11115 East Montgomery, Suite G, Spokane Valley, WA 99206
 509-921-2294 fax 509-891-8901